Exhibit 99.1

August 20, 2010

Mr. J. Wayne Rodrigue, Jr.
Mr. Robert Lane Brindley
Mr. Robert Roddie
Mr. Chad Lewis
Mr. Allen B. Mann
Mr. Rick Dahlson
Ms. Mary Frances vonBerg

Gentlemen,

This communication represents my notice to Exousia Advanced Materials, Inc., a Texas corporation (the “Company”) that I Michael Beane hereby resign from the Board of Directors of the Company effectively immediately.

Regards,

Michael Beane